               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

               -----------------------------------


                           FORM 8-K

                        CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                        April 15, 1998


            HONDA AUTO RECEIVABLES 1997-A GRANTOR TRUST
                    (Exact name of registrant
                     specified in its charter)


CALIFORNIA              333-18095               33-0526079
(State or other         (Commission             (IRS Employer
jurisdiction of         File Number)            Identification No.)
incorporation)


AMERICAN HONDA RECEIVABLES CORP.
700 VAN NESS AVENUE
TORRANCE, CA                                    90501
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (310) 781-4100


Item 5. Other Events


     On April 15, 1998, the Principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Pooling and Servicing Agreement dated as of July 1, 1997 (the "Agreement"), between American Honda Receivable Corporation, as
Seller, American Honda Finance Corporation, as Servicer, and
The Bank of Tokyo-Mitsubishi Trust Company of New York, as Trustee
(the "Trustee"), were distributed to holders ("Certificateholders") of certificates representing undivided fractional interests in Honda Auto Receivables 1997-A Grantor Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Trustee for the benefit of the Certificateholders and, as such, was distributed by the Trustee to the Certificateholders. A copy of the Servicer's Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.



Item 7 (c).   Exhibits  20

SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Honda Auto Receivables 1997-A Grantor Trust
By:   American Honda Finance Corporation, as Servicer

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance